Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3/A and related Prospectus of Vuzix Corporation (‘the Company’) of our report dated April 15, 2024, relating to the consolidated financial statements and the financial statement schedules appearing in the Annual Report in Form 10-K of Vuzix Corporation for the year ended December 31, 2023.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York

October 29, 2024